Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the financial condition and results of operations of Forest Laboratories, Inc. (“Forest” or the “Company”) to give effect to the following events: (i) the estimated impact of the pending acquisition (the “Aptalis Acquisition”) of Aptalis Holdings, Inc. and its subsidiaries (together, “Aptalis”), (ii) the pending issuance of the $1.8 billion Senior Notes to fund a portion of the Aptalis Acquisition and (iii) the issuance, in December 2013, of $1.2 billion of Forest’s 5.00% senior unsecured notes due 2021 (the “5.00% Senior Notes”), the proceeds of which will be used to partially fund the acquisition (collectively the “Transactions”).

The unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 2013, the six months ended September 30, 2013 and the six months ended September 30, 2012 are prepared by Forest and give effect to the Transactions as if they had occurred on April 1, 2012.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 gives effect to the Transactions as if they had occurred on September 30, 2013.

Forest’s fiscal year end is March 31 and Aptalis’ historical fiscal year end is September 30. The unaudited pro forma financial information has been prepared in accordance with SEC Regulation S-X Article 11. The historical consolidated financial information of Forest has been adjusted to give effect to events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited consolidated financial statements of Forest as of and for the year ended March 31, 2013 and the related notes, included in Forest’s Annual Report on Form 10-K for the year ended March 31, 2013;

•	separate audited consolidated financial statements of Aptalis as of and for the year ended September 30, 2013 and the related notes and

•	separate unaudited condensed consolidated financial statements of Forest as of and for the six months ended September 30, 2013 and 2012 and the related notes.

The unaudited pro forma condensed combined financial information for the twelve months ended March 31, 2013 is based on the Company’s historical audited consolidated financial statements and the historical audited and unaudited consolidated financial statements of Aptalis. The unaudited pro forma condensed combined financial information for the six months ended September 30, 2012 and 2013 is based on the Company’s historical unaudited consolidated financial statements and the historical audited and unaudited consolidated financial statements of Aptalis. Note 2 describes the method of calculating the statement of operations for Aptalis for the twelve months ended March 31, 2013 and for each of the six-months ended September 30, 2013 and 2012.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not and is not intended to project the future financial position or operating results of the combined company. There were no material transactions between Forest and Aptalis during the periods presented in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. The accounting for the pending acquisition of Aptalis is dependent upon certain valuations that are provisional and are subject to change. Forest will finalize these amounts as it obtains the information necessary to complete the measurement process. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Forest’s future results of operations and financial position.

In addition, the unaudited pro forma condensed combined financial information does not reflect any cost-savings synergies or revenue enhancements that the combined company may achieve as a result of the Aptalis Acquisition, or any costs to integrate the operations of Forest and Aptalis or the costs necessary to achieve any integration or cost-savings synergies.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2013

(In thousands except per share amounts)	FOREST LABORATORIES, INC.	APTALIS*	PRO FORMA ADJUSTMENTS**		FOREST LABORATORIES, INC. COMBINED PRO FORMA
Net sales	$2,904,936	$646,264	$—		$3,551,200
Contract and other revenue	189,066	19,408	—		208,474

Total revenue	3,094,002	665,672	—		3,759,674

Cost of sales	649,083	146,421	—		795,504

Gross Profit	2,444,919	519,251	—		2,964,170

Selling, general and administrative	1,558,306	285,389	173,775	(a)	2,017,470
Research and development	963,594	69,760	—		1,033,354

Total operating expenses	2,521,900	355,149	173,775		3,050,824

Operating Income (loss)	(76,981)	164,102	(173,775)		(86,654)

Interest and other income (expense)	32,123	(89,897)	(91,522	)(b)	(149,296)

Income (Loss) Before Taxes	(44,858)	74,205	(265,297)		(235,950)
Income tax expense/ (benefit)	(12,755)	32,131	(106,119	)(c)	(86,743)

Net income (loss)	$(32,103)	$42,074	$(159,178)		$(149,207)

Net income (loss) per share:
Basic (in dollars per share)	$(0.12)	N/A			$(0.56)
Diluted (in dollars per share)	$(0.12)	N/A			$(0.56)

Weighted average number of common shares outstanding:
Basic (in shares)	266,807	N/A			266,807
Diluted (in shares)	266,807	N/A			266,807

*	The consolidated statement of operations of Aptalis for the twelve months ended March 31, 2013 has been derived from the Aptalis historical consolidated financial statements for the quarterly periods included in the twelve month period with certain re-classification adjustments made by Forest as described in further detail in Note 2. Basis of Presentation.
**	See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these financial statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013

(In thousands except per share amounts)	FOREST LABORATORIES, INC.	APTALIS*	PRO FORMA ADJUSTMENTS**			FOREST LABORATORIES, INC. COMBINED PRO FORMA
Net sales	$1,608,282	$326,814	$—			$1,935,096
Contract and other revenue	67,943	7,073	—			75,016

Total revenue	1,676,225	333,887	—			2,010,112

Cost of sales	329,085	74,727	—			403,812

Gross Profit	1,347,140	259,160	—			1,606,300

Selling, general and administrative	852,427	141,534	92,461	(d	)	1,086,422
Research and development	376,782	33,106	—			409,888

Total operating expenses	1,229,209	174,640	92,461			1,496,310

Operating Income (loss)	117,931	84,520	(92,461)			109,990

Interest and other income (expense)	11,965	(34,430)	(43,124)	(e	)	(65,589)

Income (Loss) Before Taxes	129,896	50,090	(135,585)			44,401
Income tax expense/ (benefit)	36,631	16,149	(54,234)	(f	)	(1,454)

Net income (loss)	$93,265	$33,941	$(81,351)			$45,855

Net income (loss) per share:
Basic (in dollars per share)	$0.35	N/A				$0.17
Diluted (in dollars per share)	$0.35	N/A				$0.17

Weighted average number of common shares outstanding:
Basic (in shares)	267,831	N/A				267,831
Diluted (in shares)	269,634	N/A				269,634

*	The consolidated statement of operations of Aptalis for the six months ended September 30, 2013 has been derived from the Aptalis historical consolidated financial statements for the quarterly periods included in the six month period with certain re-classification adjustments made by Forest as described in further detail in Note 2. Basis of Presentation.
**	See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these financial statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012

(In thousands except per share amounts)	FOREST LABORATORIES, INC.	APTALIS*	PRO FORMA ADJUSTMENTS**		FOREST LABORATORIES, INC. COMBINED PRO FORMA
Net sales	$1,443,783	$305,381	$—		$1,749,164
Contract and other revenue	120,112	6,272	—		126,384

Total revenue	1,563,895	311,653	—		1,875,548

Cost of sales	317,946	74,583	—		392,529

Gross Profit	1,245,949	237,070	—		1,483,019

Selling, general and administrative	757,198	141,146	85,745	(g)	984,089
Research and development	398,005	37,357	—		435,362

Total operating expenses	1,155,203	178,503	85,745		1,419,451

Operating Income (loss)	90,746	58,567	(85,745)		63,568

Interest and other income (expense)	17,869	(55,822)	(42,134)	(h)	(80,087)

Income (Loss) Before Taxes	108,615	2,745	(127,879)		(16,519)
Income tax expense/ (benefit)	32,553	13,582	(51,152)	(i)	(5,017)

Net income (loss)	$76,062	$(10,837)	$(76,727)		$(11,502)

Net income (loss) per share:
Basic (in dollars per share)	$0.28	N/A			$(0.04)
Diluted (in dollars per share)	$0.28	N/A			$(0.04)

Weighted average number of common shares outstanding:
Basic (in shares)	267,447	N/A			267,447
Diluted (in shares)	268,092	N/A			267,447

*	The consolidated statement of operations of Aptalis for the six months ended September 30, 2012 has been derived from the Aptalis historical consolidated financial statements for the quarterly periods included in the six month period with certain re-classification adjustments made by Forest as described in further detail in Note 2. Basis of Presentation.
**	See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these financial statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(In thousands)	FOREST LABORATORIES, INC.	APTALIS*	PRO FORMA ADJUSTMENTS**			FOREST LABORATORIES, INC. COMBINED PRO FORMA
Current Assets
Cash (including cash equivalent investments	$920,454	$229,903	$(229,903)	(j)		$920,454
Marketable securities)	757,357	—	—			757,357
Accounts Receivable (less allowance for doubtful accounts)	431,344	92,197	—			523,541
Inventories, net	487,793	61,059				548,852
Deferred income Taxes	274,919	8,176	—			283,095
Other current assets	130,194	9,832	6,094	(j)		146,120

Total current assets	3,002,061	401,167	(223,809)			3,179,149

Marketable securities and investments	1,423,394	—	—			1,423,394
Property, plant and equipment, net	384,421	95,470	—			479,891
Goodwill	713,091	180,058	260,266	(m	)	1,153,415
License agreements, product rights and other intangibles, net	2,107,049	589,173	2,210,827	(n	)	4,907,049
Deferred income taxes	—	52,895	(27,071)	(k	)	25,824
Other assets	106,950	22,454	34,874	(j	)	164,278

Total assets	$7,736,966	$1,341,217	$2,255,087			$11,333,270

Current Liabilities
Current portion of long term debt	—	9,500	(9,500)	(l	)	—
Deferred income taxes, net	—	52,895	(52,895)	(k	)	—
Income taxes payable	—	10,354	—			10,354
Accounts payable	66,573	108,784	—			175,357
Accrued expenses and other liabilities	926,492	80,112	—			1,006,604

Total current liabilities	993,065	261,645	(62,395)			1,192,315

Income tax liabilities	523,740	—	—			523,740
Long term debt	—	911,844	2,088,156	(l	)	3,000,000
Deferred tax liabilities	264,413	64,997	335,003	(k	)	664,413
Other long term liabilities	39,365	56,086	—			95,451

Total liabilities	1,820,583	1,294,572	2,360,764			5,475,919

Stockholders’ equity
Preferred stock	—	—	—			—
Common stock	43,293	67	(67)	(o	)	43,293
Additional paid-in capital	1,888,980	691,378	(691,378)	(o	)	1,888,980
Retained Earnings (Deficit)	9,148,609	(596,724)	537,692	(o	)	9,089,577
Accumulated other comprehensive income	672	(48,076)	48,076	(o	)	672
Treasury stock, at cost	(5,165,171)	—	—			(5,165,171)

Total liabilities and stockholders’ equity	$7,736,966	$1,341,217	$2,255,087			$11,333,270

*	The consolidated balance sheet of Aptalis as of September 30, 2013 has been derived from the Aptalis historical consolidated financial statements as of September 30, 2013.
**	See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these financial statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On January 7, 2014, Forest entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FRX Churchill Holdings Inc., a wholly owned subsidiary of Forest and a Delaware corporation (“Holdings”), FRX Churchill Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Merger Sub”), and Aptalis, pursuant to which Merger Sub will merge with and into Aptalis, with Aptalis surviving as a wholly owned subsidiary of Holdings (the “Aptalis Acquisition”). As a result of the Aptalis Acquisition, the separate corporate existence of Merger Sub will cease and Aptalis will continue as the surviving corporation.

Upon consummation of the Merger Agreement, each share of Aptalis common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time the Aptalis Acquisition (the “Effective Time”), other than any dissenting shares and any shares held by Aptalis, Holdings or any of their respective subsidiaries, will be converted into the right to receive its pro rata share, without interest and less applicable income or employment tax withholding, of an aggregate purchase price equal to $2.9 billion, as well as the aggregate exercise price applicable to Aptalis’ outstanding options immediately prior to the Effective Time, and certain cash amounts excluding Aptalis’ existing indebtedness and related fees and costs and certain Aptalis expenses.

The Company plans to fund the Aptalis Acquisition with a combination of cash on hand and the issuance of debt. A significant portion of the cash on hand intended to be used was obtained through the issuance of the 5.00% Senior Notes in December 2013 and thus the Company has included the effect of the issuance of this debt in the unaudited pro forma financial information. In addition, the Company intends to issue the $1.8 billion Senior Notes to fund a portion of the Aptalis Acquisition.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical financial statements of Aptalis.

Effective December 31, 2013, Forest modified the presentation of its consolidated statements of operations; effective for all periods. Certain reclassifications have been made to historical financial information to conform with the Company’s current presentation.

The unaudited pro forma condensed combined financial information for the twelve months ended March 31, 2013 is based on the Company’s historical audited consolidated financial statements and the historical unaudited consolidated financial information of Aptalis. The Aptalis financial information for the twelve months ended March 31, 2013 was calculated by adding the historical unaudited financial information for the six months ended September 30, 2012 and the historical unaudited financial statements and financial information for the six months ended March 31, 2013. The unaudited pro forma condensed combined financial information for the six months ended September 30, 2013 and 2012 is based on the Company’s historical unaudited condensed consolidated financial statements for the six months ended September 30, 2013 and 2012, and Aptalis’ historical unaudited and audited financial statements. The Aptalis financial information for the six months ended September 30, 2013 was calculated by subtracting the historical unaudited financial statements and financial information for the six months ended March 31, 2013 from the historical audited financial statements for the for the year ended September 30, 2013. The Aptalis financial information for the six months ended September 30, 2012 was calculated by subtracting the historical unaudited financial statements and financial information for the six months ended March 31, 2012 from the historical audited financial statements for the for the year ended September 30, 2012. A reconciliation of the historical Aptalis financial information to the Aptalis information in the unaudited pro forma financial information follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

APTALIS STATEMENT OF OPERATIONS

RECONCILIATION TO CONFORMED 6 MONTHS ENDED SEPTEMBER 30, 2012

(In thousands)	12 Months Ended September 30, 2012	6 Months Ended March 31, 2012	6 Months Ended September 30, 2012	Reclasses to Conform with Forest Presentation		Conformed 6 Months Ended September 30, 2012
Net product sales	$600,844	$295,463	$305,381	$—		$305,381
Other revenue	14,231	7,959	6,272	—		6,272

Total revenue	615,075	303,422	311,653	—		311,653

Cost of goods sold	144,164	69,581	74,583	—		74,583
Selling and administrative expenses	168,748	80,116	88,632	52,514	[x]	141,146
Management fees	5,675	2,925	2,750	(2,750)	ii	—
Research and development expenses	72,632	35,275	37,357	—		37,357
Depreciation and amortization	101,738	48,731	53,007	(53,007)	[i]	—
Fair value adjustments to intangible assets and contingent consideration	(3,326)	3,700	(7,026)	7,026	iii	—
Loss (gain) on disposal of product line	12,367	12,367	—	—	[v]	—
Transaction, restructuring and integration costs	—	(3,783)	3,783	(3,783)	iv	—

Total operating expenses	501,998	248,912	253,086	—		253,086

Operating income (loss)	113,077	54,510	58,567	—		58,567

Financial expenses	(80,128)	(44,148)	(35,980)	35,980	vi	—
Loss on extinguishment of debt	(23,127)	(3,683)	(19,444)	19,444	viii	—
Interest and other income	231	127	104	(55,926)	ix	(55,822)
Gain (loss) on foreign currencies	(263)	239	(502)	502	vii	—

Total other expenses	(103,287)	(47,465)	(55,822)	—		(55,822)

Income (loss) before income taxes	9,790	7,045	2,745	—		2,745
Income tax expense	21,791	8,209	13,582	—		13,582

Net income (loss)	$(12,001)	$(1,164)	$(10,837)	$—		$(10,837)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

APTALIS STATEMENT OF OPERATIONS

RECONCILIATION TO CONFORMED 12 MONTHS ENDED MARCH 31, 2013

(In thousands)	6 Months Ended September 30, 2012	6 Months Ended March 31, 2013	12 Months Ended March 31, 2013	Reclasses to Conform with Forest Presentation		Conformed 12 Months Ended March 31, 2013
Net product sales	$305,381	$340,883	$646,264	$—		$646,264
Other revenue	6,272	13,136	19,408	—		19,408

Total revenue	311,653	354,019	665,672	—		665,672

Cost of goods sold	74,583	71,838	146,421	—		146,421
Selling and administrative expenses	88,632	85,864	174,496	110,893	[x]	285,389
Management fees	2,750	3,710	6,460	(6,460)	ii	—
Research and development expenses	37,357	32,403	69,760	—		69,760
Depreciation and amortization	53,007	49,025	102,032	(102,032)	[i]	—
Fair value adjustments to intangible assets and contingent consideration	(7,026)	4,833	(2,193)	2,193	iii	—
Loss (gain) on disposal of product line	—	(1,000)	(1,000)	1,000	[v]	—
Transaction, restructuring and integration costs	3,783	1,811	5,594	(5,594)	iv	—

Total operating expenses	253,086	248,484	501,570	—		501,570

Operating income (loss)	58,567	105,535	164,102	—		164,102

Financial expenses	(35,980)	(34,438)	(70,418)	70,418	vi	—
Loss on extinguishment of debt	(19,444)		(19,444)	19,444	viii	—
Interest and other income	104	124	228	(90,125)	ix	(89,897)
Gain (loss) on foreign currencies	(502)	239	(263)	263	vii	—

Total other expenses	(55,822)	(34,075)	(89,897)	—		(89,897)

Income (loss) before income taxes	2,745	71,460	74,205	—		74,205
Income tax expense	13,582	18,549	32,131	—		32,131

Net income (loss)	$(10,837)	$52,911	$42,074	$—		$42,074

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

APTALIS STATEMENT OF OPERATIONS

RECONCILIATION TO CONFORMED 6 MONTHS ENDED SEPTEMBER 30, 2013

(In thousands)	12 Months Ended September 30, 2013	6 Months Ended March 31, 2013	6 Months Ended September 30, 2013	Reclasses to Conform with Forest Presentation		Conformed 6 Months Ended September 30, 2013
Net product sales	$667,697	$340,883	$326,814	$—		$326,814
Other revenue	20,209	13,136	7,073	—		7,073

Total revenue	687,906	354,019	333,887	—		333,887

Cost of goods sold	146,565	71,838	74,727	—		74,727
Selling and administrative expenses	172,495	85,864	86,631	54,903	[x]	141,534
Management fees	7,021	3,710	3,311	(3,311)	ii	—
Research and development expenses	65,509	32,403	33,106	—		33,106
Depreciation and amortization	94,762	49,025	45,737	(45,737)	[i]	—
Fair value adjustments to intangible assets and contingent consideration	10,001	4,833	5,168	(5,168)	iii	—
Loss (gain) on disposal of product line	(1,000)	(1,000)	—	—		—
Transaction, restructuring and integration costs	2,498	1,811	687	(687)	iv	—

Total operating expenses	497,851	248,484	249,367	—		249,367

Operating income (loss)	190,055	105,535	84,520	—		84,520

Financial expenses	(68,777)	(34,438)	(34,339)	34,339	vi	—
Interest and other income	412	124	288	(34,718)	ix	(34,430)
Gain (loss) on foreign currencies	(140)	239	(379)	379	vii	—

Total other expenses	(68,505)	(34,075)	(34,430)	—		(34,430)

Income (loss) before income taxes	121,550	71,460	50,090	—		50,090
Income tax expense	34,698	18,549	16,149	—		16,149

Net income (loss)	$86,852	$52,911	$33,941	$—		$33,941

i.	Reclassification of depreciation and amortization expense from depreciation and amortization to selling and administrative expense

ii.	Reclassification of management fees to selling and administrative expense

iii.	Reclassification of fair value adjustments to intangible assets and contingent consideration to selling and administrative expense

iv.	Reclassification of transaction, restructuring and integration costs to selling and administrative expense

v.	Reclassification of an immaterial gain on disposal of a product line of $1.0 million to selling and administrative expense

vi.	Reclassification of interest income, expense and other expenses from financial expenses to interest and other income

vii.	Reclassification of foreign currency gains and losses to interest and other income

viii.	Reclassification of loss on extinguishment of debt to interest and other income

ix.	Sum of reclassifications into interest and other income (sum of vi, vii and viii above)

x.	Sum of reclassifications into selling and administrative expense (i, ii, iii, iv and v above)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Under the acquisition method of accounting, the assets acquired and liabilities assumed by Forest are recorded at their respective fair values as of the acquisition date in our consolidated financial statements. The purchase price is the fair value of the total consideration conveyed to the seller and the excess of the purchase price over the fair value of the acquired net assets, where applicable, is recorded as goodwill. The results of operations of an acquired business are included in our consolidated financial statements from the date of acquisition and costs associated with the acquisition of a business are expensed in the period incurred.

The unaudited pro forma condensed combined financial statements do not reflect any acquisition-related restructuring charges and integration charges expected to be incurred by Forest in connection with the Aptalis Acquisition.

3. Accounting Policies

Following the consummation of the Aptalis Acquisition, Forest will conduct a review of Aptalis’ accounting policies to determine if differences in accounting policies require adjustment or reclassification of Aptalis’ results of operations or assets or liabilities to conform with Forest’s accounting policies and classifications. As a result of that review, Forest may identify differences between the accounting policies of the two companies that, when conformed, could be materially different from the amounts set forth in these unaudited pro forma condensed combined financial statements. During the preparation of these unaudited pro forma condensed combined financial statements, Forest was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to Forest’s financial presentation as described in Note 2 above. Accordingly, these unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the two companies.

4. Fair Value of Consideration to be Transferred

The following is a preliminary estimate of the purchase price for the pending Aptalis Acquisition:

(Amounts in thousands)
Enterprise value	$2,900,000
Adjusted for the following:
Less: Extinguishment of existing Aptalis debt	921,344
Plus: Aptalis cash balance	229,903

Total equity purchase price	$2,208,559

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

5. Preliminary Purchase Price Allocation

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Forest in connection with the Aptalis Acquisition, reconciled to the estimated total equity purchase price. The pro forma adjustments were based upon a preliminary assessment of fair value by Forest’s management of the tangible and intangible assets of Aptalis. The final purchase price allocation may include an adjustment of the total consideration payable at closing of the Aptalis Acquisition, as well as an adjustment in the amounts recorded for any changes in the value of inventory, property and equipment, identifiable intangible assets and goodwill determined by a final appraisal after the completion of the Transactions. The following table sets forth the preliminary allocations of consideration:

(Amounts in thousands)
Cash	$229,903
Accounts receivable, net	92,197
Inventories, net(a)	61,059
Other current assets	18,008
Property, plant and equipment, net(b)	95,470
Intangible assets, net(c)	2,800,000
Other assets	48,278
Accounts payable and accrued liabilities	(188,896)
Other current liabilities	(10,354)
Other liabilities	(56,086)
Total debt	(921,344)
Long term deferred tax liabilities(d)	(400,000)

Total identifiable net assets acquired	1,768,235
Goodwill(e)	440,324

Estimated total equity purchase price	$2,208,559

(a)	As of the date of the filing of this Form 8-K, we have not completed the fair value estimate of the acquired Aptalis inventories and therefore no adjustments have been proposed in the preliminary purchase price allocation. The step-up to fair value for inventory is highly dependent on the product mix at closing of the Aptalis Acquisition, which is not known as of the date of the filing of this Form 8-K. Therefore, the amount ultimately allocated to inventory may differ significantly from the book value currently reflected in the unaudited pro forma balance sheet of Forest as of September 30, 2013. Upon consummation of the Aptalis Acquisition, the acquired Aptalis inventory will be adjusted to fair value using the following methods:

i.	Finished goods at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort of a market participant;
ii.	Work in process at estimated selling prices of finished goods less the sum of costs to complete, costs of disposal, and a reasonable profit allowance for the completing and selling effort of a market participant based on profit for similar finished goods; and
iii.	Raw materials at current replacement costs.

To the extent Aptalis’ inventories are revalued upwards as a result of the final purchase price allocation, we would incur increased cost of goods sold until the inventory is disposed of. This would constitute a non-cash expense that would negatively impact our results of operations.

(b)

Following the completion of the acquisition of Aptalis, the fair value of Aptalis property, plant and equipment (“PP&E”) will be determined as part of purchase accounting procedures. A preliminary fair value estimate of $95.5 million has been allocated to PP&E which consists of land, buildings, machinery and equipment, leasehold improvements, and computer equipment and software

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

acquired from Aptalis. The preliminary estimate assumes carrying value approximates fair value. Depreciation related to these assets is included in the unaudited pro forma statements of operations. To the extent any of these assets are revalued upwards as a result of the final purchase price allocation, we would expect our depreciation expense to increase. This would be a non-cash expense that would negatively impact our results.

(c)	The Company determined a preliminary fair value estimate of $2,800.0 million related to intangible assets acquired, consisting of product brands, product rights and in-process research and development (“IPR&D”). Of the total preliminary fair value estimate, approximately $2,710.0 million was related to definite lived intangibles and the remaining $90.0 million was related to indefinite lived intangibles, specifically IPR&D.

For definite lived intangibles, amortization related to the fair value has been reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations. For purpose of these unaudited pro forma condensed combined financial statements, the Company assumed a weighted average useful life of 10 years for the definite lived intangibles. Upon consummation of the Aptalis Acquisition, the useful life for each intangible asset acquired will be determined and this may result in a difference from the useful life assumption used. Any change to the estimated useful life could have a material impact on the Forest’s results of operations.

Upon consummation of the Aptalis Acquisition, the Company will perform a detailed fair value analysis of each of the definite lived and indefinite lived intangibles and will record these assets at fair value. The final value assigned to these assets could change significantly from the preliminary estimate and these changes could have a material impact on the Company’s results of operations.

A key variable in determining the fair value of IPR&D includes the application of probability factors related to the likelihood of success of the respective products reaching each remaining stage of clinical and regulatory development, including market commercialization. The fair value of IPR&D is supported by industry and academic research papers that calculate probabilities of success by phase of development, and by Forest’s management’s view on the regulatory risks associated with IPR&D from a market participant’s perspective. Changes in these probability factors may have a significant impact on the asset values.

Acquired IPR&D assets are classified as indefinite-lived assets until the successful completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the date of the Aptalis Acquisition, these assets will not be amortized into earnings and, instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired IPR&D project, a determination as to the useful life of the asset will be made. At that point in time, the asset would then be considered a definite lived intangible asset and the amortization of the asset into earnings would commence. The impact of the amortization on earnings could be significant. If an IPR&D project were not successfully developed, an impairment charge may result.

(d)	Represents the estimated long term deferred income tax liability, based on the statutory tax rates of the relevant jurisdictions for the intangible assets acquired.

(e)	Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the fair values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized and is not deductible for tax purposes.

6. Pro Forma Adjustments

This note should be read in conjunction with Note 1. and Note 2. above.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Combined Pro Forma Statement of Operations for the twelve months ended March 31, 2013

The following summarizes the pro forma adjustments in connection with the Transactions to give effect thereto as if they had occurred on April 1, 2012 for purposes of the pro forma condensed combined statement of operations for the twelve months ended March 31, 2013:

(a)	Includes the following items:

(Amounts in thousands)
Aptalis TPG management fees	$(6,460	)(1)
Aptalis intangible amortization	(89,765	)(2)
Estimated amortization	270,000	(3)

Net adjustment	$173,775

(1)	The TPG management fee incurred by Aptalis was reversed in the combined pro forma statement of operations since, as a direct result of the Aptalis Acquisition, the TPG management contract will be terminated.
(2)	To reverse the Aptalis historical intangible asset amortization expense, all intangible assets will be remeasured at acquisition and will be amortized based on fair value and useful life as of the acquisition date.
(3)	To record estimated amortization using estimated fair value as of the acquisition date. This was determined based on methodology as discussed in Note 5. above.

(b)	The following debt related expense adjustments were made:

(Amounts in thousands)
Eliminate interest expense recorded by Aptalis related to debt that will be settled in connection with the Aptalis Acquisition.	$54,535
Eliminate Aptalis amortization of deferred debt issuance costs related to debt that will be settled in connection with the Aptalis Acquisition.	6,037
Estimated Forest interest expense on the $1.8 billion Senior Notes and the 5.00% Senior Notes.	(146,000	)(1)
Estimated Forest amortization of deferred debt issuance costs on the $1.8 billion Senior Notes and the 5.00% Senior Notes.	(6,094	)(2)

Net Adjustment	$(91,522)

(1)	The Company will use a combination of cash and debt to fund the Aptalis Acquisition. The cash portion used includes proceeds from the issuance of the 5.00% Senior Notes which were issued prior to the Aptalis Acquisition as well as cash not attributable to such debt issuance. The impact of the 5.00% Senior Notes has been included in the pro forma financial information. In addition, the Company will issue the $1.8 billion Senior Notes to directly fund a portion of the Aptalis Acquisition. The blended interest rate on the total of $3.0 billion of Senior Notes is approximately 4.9% and is estimated. An interest rate change of 1/8th of a percent on the estimated rate on the $1.8 billion Senior Notes would result in a change in annual interest expense of $2.3 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(2)	Estimated amortization of deferred debt issuance costs on the 5.00% Senior Notes and the $1.8 billion Senior Notes is added to the pro forma financial information. The deferred debt issuance cost associated with the $1.8 billion Senior Notes are estimates and may change upon the actual issuance of the notes.

(c)	Income tax impact on pro forma adjustments. This was calculated by using a statutory tax rate of 40%. The effective tax rate of the combined company could be significantly different than the statutory tax rates used for the purposes of preparing the pro forma condensed combined financial statements for a variety of factors, including post-acquisition activities.

Combined Pro Forma Statement of Operations for the six months ended September 30, 2013

The following summarizes the pro forma adjustments in connection with the Transactions to give effect thereto as if they had occurred on April 1, 2012 for purposes of the pro forma condensed combined statement of operations for the six months ended September 30, 2013:

(d)	Includes the following items:

(Amounts in thousands)
Acquisition related expenses	$(1,687	)(1)
Aptalis TPG management fees	(3,311	)(2)
Aptalis intangible amortization	(37,541	)(3)
Estimated amortization	135,000	(4)

Net adjustment	$92,461

(1)	Acquisition related expenses in connection with the Aptalis Acquisition incurred by Forest and Aptalis in the periods presented are reversed in the combined pro forma financial statements as they do not have a continuing impact on the combined financial results.
(2)	The TPG management fee incurred by Aptalis was reversed in the combined pro forma statement of operations since, as a direct result of the Aptalis Acquisition, the TPG management contract will be terminated.
(3)	To reverse the Aptalis historical intangible asset amortization expense, all intangible assets will be remeasured at acquisition and will be amortized based on fair value and useful life as of the acquisition date.
(4)	To record estimated amortization using estimated fair value as of the acquisition date. This was determined based on methodology as discussed in Note 5. above.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(e)	The following debt related expense adjustments were made:

(Amounts in thousands)
Eliminate interest expense recorded by Aptalis related to debt that will be settled in connection with the Aptalis Acquisition.	$29,856
Eliminate Aptalis amortization of deferred debt issuance costs related to debt that will be settled in connection with the Aptalis Acquisition.	3,067
Estimated Forest interest expense on the 5.00% Senior Notes and the $1.8 billion Senior Notes.	(73,000	)(1)
Estimated Forest amortization of deferred debt issuance costs on the 5.00% Senior Notes and the $1.8 billion Senior Notes.	(3,047	)(2)

Net Adjustment	$(43,124)

(1)	The Company will use a combination of cash and debt to fund the Aptalis Acquisition. The cash portion used includes proceeds from the issuance of the 5.00% Senior Notes which were issued prior to the acquisition as well as cash not attributable to such debt issuance. The impact of the 5.00% billion Senior Notes have been included in the unaudited pro forma financial information. In addition, the Company will issue the $1.8 billion Senior Notes to directly fund a portion of the Aptalis Acquisition. The blended interest rate on the total of $3.0 billion of Senior Notes is approximately 4.9% and is estimated. An interest rate change of 1/8th of a percent on the estimated rate on the $1.8 billion Senior Notes would result in a change in annual interest expense of $2.3 million.

(2)	Estimated amortization of deferred debt issuance costs on the 5.00% Senior Notes and the $1.8 billion Senior Notes is added to the pro forma financial information. The deferred debt issuance cost associated with the $1.8 billion Senior Notes are estimates and may change upon the actual issuance of the notes.

(f)	Income tax impact on pro forma adjustments. This was calculated by using a statutory tax rate of 40%. The effective tax rate of the combined company could be significantly different than the statutory tax rates used for the purposes of preparing the pro forma condensed combined financial statements for a variety of factors, including post-acquisition activities.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Combined Pro Forma Statement of Operations for the six months ended September 30, 2012

The following summarizes the pro forma adjustments in connection with the Transactions to give effect thereto as if they had occurred on April 1, 2012 for purposes of the pro forma condensed combined statement of operations for the six months ended September 30, 2012:

(g)	Includes the following items:

(Amounts in thousands)
Aptalis TPG management fees	(2,750	)(1)
Aptalis intangible amortization	(46,505	)(2)
Estimated amortization	135,000	(3)

Net adjustment	$85,745

(1)	The TPG management fee incurred by Aptalis was reversed in the combined pro forma statement of operations since, as a direct result of the Aptalis Acquisition, the TPG management contract will be terminated.
(2)	To reverse the Aptalis historical intangible asset amortization expense, all intangible assets will be remeasured at acquisition and will be amortized based on fair value and useful life as of the acquisition date.
(3)	To record estimated amortization using estimated fair value as of the acquisition date. This was determined based on methodology as discussed in Note 5. above.

(h)	The following debt related expense adjustments were made:

(Amounts in thousands)
Eliminate interest expense recorded by Aptalis related to debt that will be settled in connection with the Aptalis Acquisition.	$30,996
Eliminate Aptalis amortization of deferred debt issuance costs related to debt that will be settled in connection with the Aptalis Acquisition.	2,917
Estimated Forest interest expense on the 5.00% Senior Notes and the $1.8 billion Senior Notes.	(73,000	)(1)
Estimated Forest amortization of deferred debt issuance costs on the 5.00% Senior Notes and the $1.8 billion Senior Notes.	(3,047	)(2)

Net Adjustment	$(42,134)

(1)	The Company will use a combination of cash and debt to fund the Aptalis Acquisition. The cash portion used includes proceeds from the issuance of the 5.00% Senior Notes which were issued prior to the acquisition as well as cash not attributable to such debt issuance. The impact of the 5.00% Senior Notes have been included in the unaudited pro forma financial information. In addition, the Company will issue the $1.8 billion Senior Notes to directly fund a portion of the Aptalis Acquisition. The blended interest rate on the total of $3.0 billion of Senior Notes is approximately 4.9% and is estimated. An interest rate change of 1/8th of a percent on the estimated rate on the $1.8 billion Senior Notes would result in a change in annual interest expense of $2.3 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(2)	Estimated amortization of deferred debt issuance costs on the 5.00% Senior Notes and $1.8 billion Senior Notes is added to the pro forma financial information. The deferred debt issuance cost associated with the $1.8 billion Senior Notes are estimates and may change upon the actual issuance of the notes.

(i)	Income tax impact on pro forma adjustments. This was calculated by using a statutory tax rate of 40%. The effective tax rate of the combined company could be significantly different than the statutory tax rates used for the purposes of preparing the pro forma condensed combined financial statements for a variety of factors, including post-acquisition activities.

Combined Pro Forma Balance Sheet as of September 30, 2013

The following summarizes the pro forma adjustments in connection with the pending Aptalis Acquisition to give effect to the acquisition as if it had occurred on September 30, 2013 for purposes of the pro forma condensed combined balance sheet at September 30, 2013:

(j)	Includes adjustments relating to the following:

(Dollar amounts in thousands)
Debt issued by Forest	$3,000,000	(1)
Aptalis purchase price	(2,900,000)
Deferred debt issuance costs	(40,968	)(1)
Estimated Aptalis Acquisition related expenses	(59,032)
Aptalis cash used to pay debt	(229,903	)(2)

	$(229,903)

(1)	Includes debt issued by Forest pursuant to the 5.00% Senior Notes and the $1.8 billion Senior Notes, the proceeds of which will be used to fund a portion of the Aptalis Acquisition, principal and related deferred financing fees as follows:

(Dollar amounts in thousands)	Date Issued	Principal Amount	Deferred Financing Costs
5.00% Senior Notes	12/10/2013	$1,200,000	$18,468
$1.8 billion Senior Notes		1,800,000	22,500

Total		$3,000,000	$40,968	*

*	Total deferred financing fees were classified in short term debt and long term debt as appropriate, total short term debt is estimated to be $6.1 million and total long term is estimated to be $34.9 million.

(2)	The Aptalis cash used to pay debt per the Merger Agreement.

(k)	Represents changes to deferred income taxes, based on the statutory tax rates of the relevant jurisdictions including a deferred tax liability of $400 million related to the estimated fair value change in intangible assets.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(l)	Aptalis debt will be retired in the as a result of the Aptalis Acquisition. In addition, Forest will incur debt to fund the Aptalis Acquisition. The net adjustment is comprised of the following:

(Dollar amounts in thousands)
Short Term
Aptalis short term debt being settled on closing of the acquisition	$9,500

Long Term
Aptalis long term debt being settled on closing of the acquisition	911,844
5.00% Senior Notes	(1,200,000)
$1.8 billion Senior Notes	(1,800,000)

Total long term debt	$(2,088,156)

(m)	Goodwill is the excess of the fair value of consideration transferred over the fair value of acquired net assets.

(n)	Aptalis historical intangibles will be eliminated and the intangible assets acquired will be recorded at fair value.

(Dollar amounts in thousands)
Aptalis historical intangibles balance	$(589,173)
Preliminary fair value estimate of intangibles	2,800,000	(1)

	$2,210,827

(1)	Based on preliminary estimate of fair value of intangible assets to be acquired in the pending acquisition as described in Note 5. above.

(o)	Aptalis historical equity balances are eliminated in acquisition and stockholders’ equity is reduced by estimated Aptalis Acquisition related expenses of $59.0 million.